Exhibit 99.1

RESIGNATION SEVERANCE AND RELEASE AGREEMENT

This Resignation Severance and Release Agreement (“Agreement”) is made and entered into by and between Smith Micro Software, Inc. (“Employer”) on the one hand, and Steven Yasbek, his heirs, executors, administrators, successors and assigns (collectively, “Employee”) on the other.

WHEREAS, the Employer and the Employee have determined that it is their best interest for Employee to separate from his position with the Employer;

WHEREAS, the Employer wishes to provide Employee with certain benefits in consideration of Employee’s separation and the promises and covenants of Employee as contained herein, including the Employee’s agreement to release all claims against the Employer;

NOW THEREFORE, in consideration of and exchange for the promises, covenants, and releases contained herein, the parties mutually agree as follows:

1.Resignation as Chief Financial Officer.  Employee agrees that he shall voluntarily resign from the current position he holds as Chief Financial Officer with the Employer and that such resignation shall be effective as of June 19, 2017.  Employee’s status of employment will remain active in the new position of Special Assistant to the CEO through June 30, 2017.

2.Compensation as Special Assistant and Resignation from All Positions with Employer.   Employee will be paid Nine Thousand Three Hundred Seventy-Two Dollars and Twelve Cents ($9,372.12), less the usual and customary lawful deductions, for remaining in a limited capacity as Special Assistant to the CEO through the end of June in support of the transition. Employee will resign and separate from all positions he holds with the Employer effective on June 30, 2017 (“Resignation Date”).

In further consideration of Employer entering into this Agreement, at the Employer’s discretion, requests for assistance or questions specific to the transition of the duties of Chief Financial Officer will be accepted by the Employee, and while not expected to be available at all times or to appear physically, Employee agrees to respond in a reasonable manner and timeframe for one additional month or through the month of July 2017.

3.Consideration.

(a)

Severance Pay. Provided that Employee does not revoke this Agreement as provided in Paragraph Seven (7) below, Employer shall provide Employee with consideration of severance amount equal to six months of Employee’s final monthly salary for a total of One Hundred Thirty-Five Thousand Three Hundred Seventy-Five Dollars ($135,375.00) (the “Severance Pay”), in exchange for Employee’s execution of this Agreement. This Severance pay will be divided and paid in equal semi-monthly installments of Eleven Thousand Two Hundred Eighty-One Dollars and Twenty-Five Cents ($11,281.25), less the usual and customary lawful deductions.  Provided Employee complies with the terms of  resignation as set forth in Paragraphs One (1) and Two (2) above, along with his obligation to return Employer’s Property as set forth in Paragraph 10(A), below, the semi-monthly installments will be paid on the standard pay dates of the 10th and 25th of the month (with the first such payment being made no earlier than the first standard pay date after the revocation period has expired as set forth in Paragraph 7 below) and will be paid by direct deposit, as designated by the Employee’s current payroll election.  Provided that Employee does not revoke this Agreement as set forth in Paragraph Seven (7) below, the first severance payment shall be paid to Employee on July 10, 2017. In the event that Employee fails to comply with the terms of Paragraph One (1) and Two (2) above, and his obligation to return Employer’s property as set forth in paragraph Ten (10)(A) below, Employer shall have the right, but not the obligation, to revoke this Agreement in its entirety and not provide to Employee the consideration set forth herein.  Employee acknowledges that he would not otherwise be entitled to the consideration set forth in this paragraph were it not for his covenants, promises, and releases set forth hereunder.

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Employee Initials ______

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Exhibit 99.1

a.

Acceleration of Severance Pay.  Employer’s obligation to pay Employee the entire Severance Pay shall be accelerated and the entire Severance Pay amount shall be due and payable to Employee within fifteen (15) business days of the occurrence of any of the following events: (i) “Change In Control” (as defined below); or (ii) Employer’s filing for any type of bankruptcy in any forum.

b.

For purposes of this Agreement, a “Change In Control” shall mean the occurrence of any of the following events:  (A) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of Employer or its successor in interest; (B) a merger or consolidation involving Employer or its successor in interest if the equity holders of Employer or its successor in interest immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the issued and outstanding voting securities of the entity resulting from such merger or consolidation; or (C) any Person (defined as any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or governmental legal entity) who or which is not, as of the Effective Date of this Agreement, the direct or indirect owner of greater than fifty percent (50%) of Employer’s issued and outstanding equity becomes the direct or indirect owner of greater than fifty percent (50%) of Employer’s or its successor in interest’s issued and outstanding equity.  Provided, however, that the forgoing shall not be a Change in Control if accomplished as a result of or otherwise in accordance with any sale, exchange or transfer of Employer’s equity by its equity holders for estate planning purposes; and provided, further, that no event shall constitute a Change in Control if it is not a “change in control event” such as “change in the ownership or effective control” of the service recipient, or in the “ownership of a substantial portion of the assets” thereof, within the meaning of Section 409A of the Internal Revenue Code of 1986 (as amended, and as interpreted by Treasury regulations promulgated thereunder) so as to constitute a permissible payment event under Section 409A of the Code.

(b)

COBRA Premiums.  Employee’s current medical insurance benefits shall continue through June 30, 2017. As result of the cessation of Employee’s employment Employee is eligible to elect to continue Employee’s medical benefits through COBRA for up to 18 months. Employee will receive a letter from Discovery Benefits detailing the cost of COBRA continuation coverage. Employee shall also be eligible to obtain medical insurance benefits through Employee’s applicable insurance exchange in accordance with the Affordable Care Act. In further consideration for Employee entering into this Agreement, Employer also agrees that, if Employee properly and timely elects to continue medical, dental and vision coverage under the Cigna plan in accordance with the continuation requirements of COBRA, Employer shall reimburse the cost of the premium for such coverage for up to six (6) months beginning July 1, 2017 and ending on December 31, 2017.  Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Employee’s own expense, subject to the provisions of the American Recovery and Reinvestment Act of 2009.

(c)

Quarterly Bonus. In further consideration for Employee entering into and not revoking this Agreement, Employer shall agree to honor Employee’s eligibility to receive a fiscal year 2017 second quarter bonus. The second quarter bonus amount that Employee shall be entitled to receive shall be calculated by Employer as soon as practicable, and conditioned upon the Board of Directors approval of the Quarterly Earnings Release and shall be paid to Employee at the same time as all eligible employees receive their second quarter bonus from Employer.

(d)

Vesting of Restricted Shares. In further consideration for Employee entering into this Agreement, pursuant to the 2005 Stock Option Issuance Plan and the 2015 OEIP Stock Option Plan, Employee shall be permitted to continue to vest on the normal vesting schedule as stated in these Plans through

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Exhibit 99.1

June 30, 2017 which will result in the vesting of 5,643 of restricted shares.  In addition, all remaining unvested restricted share grants made to the Employee as of June 30, 2017 in accordance with the 2005 Stock Option Issuance Plan and the 2015 OEIP Stock Option Plan will be accelerated and fully vested (in accordance with the aforementioned plan), resulting in Employee fully vesting in an additional 42,382 shares.  These accelerated restricted shares are not eligible to receive any tax gross-up and will be subject to the same share withholding procedure for the payment of any applicable taxes as the company has used in Employee’s previous stock vesting transactions.

4.No Amounts Owing.  Employee acknowledges that he has received all wages and compensation due to him from Employer and that Employer shall owe Employee nothing further once Employee receives the consideration described in the preceding paragraph.

5.Effective Date.  This Agreement shall be effective on the eighth (8th) day after the date on which it is executed by Employee, pursuant to the terms in Paragraph Seven (7) (“Effective Date”).

6.Release by Employee.  Employee agrees for Employee, Employee's heirs, executors, administrators, successors and assigns to forever release and discharge the Employer and its subsidiaries, related companies, parents, successors and assigns, officers, directors, agents, attorneys, shareholders, employees and former employees from any and all claims, debts, promises, agreements, demands, causes of action, attorneys' fees, losses and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising prior to the Effective Date of this Agreement, or arising out of or in connection with Employee's employment by and termination from the Employer or any affiliate of the Employer.  This total release includes, but is not limited to, all claims arising directly or indirectly from Employee's employment with the Employer and the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits and expense reimbursements pursuant to any federal, state or local law; causes of action, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity; violation of the California Fair Employment and Housing Act, the California Labor Code, the California Business and Professions Code, the California Constitution; and any claims for violation of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the California and Federal Family and Medical Leave Acts, Section 503 of the Rehabilitation Act of 1973, the Employee Retirement Income Security Act, as amended, the Fair Labor Standards Act, and the Americans With Disabilities Act of 1990 or any other facts, transactions or occurrences relating to Employee’s employment with Employer.

7.Acknowledgment of Rights and Waiver of Claims Under the Age Discrimination in Employment Act ("ADEA").  Employee represents and agrees that he has carefully read and fully understands all of the provisions of this Agreement, and that he is knowingly and voluntarily entering into this Agreement.   Employee further acknowledges that:

A. He is waiving, among other claims, any and all potential claims for age discrimination under the federal Age Discrimination in Employment Act;

B. He is receiving consideration in exchange for his waiver and release of claims over and above that to which he already is entitled;

C.He is advised of his right to obtain the advice of legal counsel of his choosing prior to executing this Agreement;

D. He is not releasing herein any claims which may arise after the execution of this Agreement;

E.He has had up to twenty-one (21) calendar days to consider this Agreement prior to executing it; and

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Exhibit 99.1

F.If accepted, he may revoke this Agreement within seven (7) calendar days after he signs this Agreement.  Employee agrees that if he wishes to revoke this Agreement, he or his counsel will notify Employer in writing, addressed to Smith Micro Software, Inc., Attn: Angel Hermes, 51 Columbia, Aliso Viejo, California 92656 or by e-mailing notice to ahermes@smithmicro.com, delivered on or before the expiration of the revocation period.  In the event this Agreement is signed prior to the expiration of 21 days, Employee acknowledges that he voluntarily and knowingly agrees to waive his entitlement to take 21 days to consider this Agreement for purposes of expediting the settlement.  Provided that Employee does not revoke this Agreement as provided in this Paragraph, the effective date of this Agreement and in particular the release contained in Paragraph 6 above shall be the later of the eighth day following Employee’s execution of this Agreement or June 30, 2017, Employee’s last day of employment with Employer.

8.Newly Discovered Facts.  Employer and Employee hereby acknowledge that they may hereafter discover facts different from or in addition to those that they now know or believed to be true when they expressly agreed to assume the risk of the possible discovery of additional facts, and they agree that this Agreement will be and remain effective regardless of such additional or different facts.  Employer and Employee expressly agree that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown or unsuspected claims, demands, causes of action, governmental, regulatory or enforcement actions, charges, obligations, damages, liabilities, and attorneys’ fees and costs, if any, as well as those relating to any other claims, demands, causes of action, obligations, damages, liabilities, charges, and attorneys’ fees and costs specified herein.

9.Waiver of Section 1542. Employee hereby states that it is Employee's intention in executing this Agreement that the same shall be effective as a bar to each and every claim, demand, cause of action, obligation, damage, liability, charge, attorney’s fees and costs hereinabove released.  Employee hereby expressly waives and relinquishes all rights and benefits, if any, arising under the provisions of Section 1542 of the Civil Code of the State of California which provides:

"Section 1542.  [Certain Claims Not Affected By General Release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

10.Protection of Employer’s Property, Trade Secrets and Confidential Information.  Nothing in this Agreement shall be interpreted as relieving Employee of his continuing post-employment obligations under the Proprietary Information & Inventions Agreement he executed in connection with his employment with Employer.  Employee hereby acknowledges and affirms that he has continuing obligations to Employer under the Proprietary Information & Inventions Agreement that shall continue despite his execution of this Agreement, and agrees that he will comply with all such obligations thereunder, particularly the covenants pertaining to Employer’s Proprietary Information, Company Documents and Materials, Inventions, and Non-Solicitation of Company Employees.  In further consideration for this Agreement, Employee agrees to the following:

A.Return of Employer’s Property.Employee agrees to return to Employer or will return to Employer within five (5) business days of the Separation Date specified in this Agreement, all Employer property and documents in his possession including, but not limited to, all of Employer’s “Company Documents and Materials” (as the term is defined in the Proprietary Information & Inventions Agreement), including but not limited to Employer’s paper and electronic files, notes, records, computer recorded information (contained on any electronic device in Employee’s possession, custody or control) and all “Proprietary Information” (as the term is defined in the Proprietary Information & Inventions Agreement and in sub paragraph B below), as well as any and all tangible property, credit cards, entry cards, pagers, identification badges, and keys. Notwithstanding the above, Employee shall be permitted to retain his Employer issued laptop and iPhone so long as prior to Employee’s last day of employment, Employee shall turn over the Employer issued laptop and iPhone to the Employer so that the Employer can image and copy the hard drive on the laptop and internal storage on the iPhone to recover all of the Employer’s Proprietary Information. Employee shall be permitted to remove and retain any personal information from the two devices prior to the Employer imaging and copying the hard drive on the laptop and internal storage on the iPhone. Employee

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Exhibit 99.1

understands and agrees that after Employer images and copies the hard drive on the laptop and internal storage on the iPhone that Employer shall forensically wipe clean the hard drive and revert the iPhone back to factory settings. After wiping clean the laptop hard drive, Employer shall reinstall all software that was part of the laptop’s factory installed software.

B.Employer’s Proprietary Information.  Employee acknowledges and agrees that Employer’s “Proprietary Information” (as referenced in the Proprietary Information & Inventions Agreement and in this subparagraph) includes but is not limited to, the following:  all trade secrets (as defined by applicable state law) regarding pricing programs or matrices, marketing data and analysis, software developed by or for the benefit of Employer and related data, source and object code and programming information (whether or not patentable or registered under copyright or similar statutes), information about Employer’s product designs, blueprints, drawings and designs, layouts, algorithms, design technology and know-how, formulas, manufacturing and/or design techniques, and inventions (whether patentable or not); as well as information believed by Employer to be a trade secret that ultimately does not qualify as such under applicable law but nonetheless was maintained by Employer as confidential including but not limited to information concerning the nature of Employer’s business and its manner of operation, the methods and systems used by Employer in soliciting, selling and providing its services and/or products to its clients and/or customers, financial and accounting information, such as cost, pricing and billing information, client and/or customer profiles, financial policies and procedures, and revenues and profit margins, sales and marketing information, such as sales strategies and programs, information concerning Employer’s clients and/or customers and prospective clients and/or customers, including the identity and contact information of key decision-makers at clients and customers, information concerning Employer’s vendors and suppliers relating to costs, sales or services provided to Employer by such vendors or suppliers, client and/or customer lists, prospective client and/or customer lists, client and/or customer buying habits and special needs, employee policies and procedures, personnel records, and information concerning Employer’s business relationships with persons, firms, corporations and other entities.

C.Covenant Not to Use, Publish, or Disclose Employer’s Proprietary Information.  Employee acknowledges and agrees that Employee’s employment with Employer created a relationship of confidence and trust with Employer with respect to all of Employer’s Proprietary Information.  Therefore, Employee agrees, acknowledges and affirms that Employee shall not, except as authorized in writing by Employer, reveal, disclose, divulge, publish, disseminate, communicate, sell, use or employ for the benefit of Employee or others (including without limitation, any corporation, partnership, company, business, group, association, firm, trust, venture or entity other than Employer or any person not then employed by Employer) any of Employer’s Proprietary Information in any manner whatsoever.  Employer’s agreement not to use Employer’s Proprietary Information includes an agreement that Employee will not, directly or indirectly:  (i) use Employer’s Proprietary Information to identify existing Employer customers, vendors or investors for Employee’s own personal benefit or the benefit of any other firm or entity; (ii) use Employer’s Proprietary Information to facilitate the solicitation, for Employer’s personal benefit or the benefit of any other firm or entity, of any existing or prospective Employer customers, vendors or investors for the purposes of providing such customers, vendors or investors with, or otherwise securing their business with respect to, products and/or services competitive with those provided by Employer to its customers and prospective customers; and/or (iii) use Employer’s Proprietary Information to otherwise unfairly compete with Employer.

D.Injunctive Relief.  Employee acknowledges and agrees that if Employer’s Proprietary Information is disclosed to a competing business or used in an unauthorized manner as provided herein, such unauthorized disclosure or use would cause immediate and irreparable harm to Employer and would give a competing business an unfair business advantage against Employer for which Employer may not have an adequate remedy at law.  As such, Employee agrees that Employer shall be entitled to any proper injunction, including but not limited to temporary, preliminary, final injunctions, temporary restraining orders, and temporary protective orders, to enforce Paragraph 10 of this Agreement or any provision of the Proprietary Information & Inventions Agreement in the event of breach or threatened breach by Employee, in addition to any other remedies available to Employer at law or in equity.  The restrictive covenants contained in this Agreement are independent of any other obligations between the parties, and the existence of any other claim or cause of action against Employer is not a defense to enforcement of said covenants by injunction.  Employee agrees that in connection with any application for injunctive relief, discovery shall be conducted on an expedited basis, and neither party will require the other to post a bond, and both parties hereby waive the right to request posting of a bond by the party requesting injunctive relief.

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Exhibit 99.1

11.Confidentiality.  The parties agree that they will keep the terms, amount and fact of this Agreement completely confidential, and that they will not hereafter disclose any information concerning this Agreement to anyone; provided, however, that Employee may make such disclosure to his immediate family, and Employee and the Employer may make such disclosure to their respective professional representatives (e.g., attorneys, accountants, auditors, tax preparers), all of whom will be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law.  Employer agrees to provide Employee with a neutral reference and will only (i) confirm the date of his hire; (ii) confirm the date of his separation from Employer; and (iii) provide a job title and/or job description held by Employee while employed with Employer.

12.Arbitration. The parties agree that any controversy or claim arising out of or relating to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, shall be resolved by binding arbitration before a retired Superior Court Judge and shall be conducted in accordance with the provisions of the California Arbitration Act and the California Code of Civil Procedure.   Notwithstanding the foregoing, Employer shall have the right to obtain a temporary restraining order, preliminary and/or permanent injunction from a Court of competent jurisdiction in order to enforce its rights under Paragraphs Ten of the Agreement until such time as an arbitrator makes a final decision.

13.Entire Agreement.  This Agreement embodies the entire agreement of all the parties hereto who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement.  The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; that they have not executed this Agreement in reliance on any representation, inducement, promise, agreements, warranty, fact or circumstances, not expressly set forth in this Agreement; and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, but not limited to, any purported settlements, modifications, waivers or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement.  This Agreement may be amended, and any provision herein waived, but only in writing, signed by the party against whom such an amendment or waiver is sought to be enforced.

14.Binding Nature.  This Agreement, and all the terms and provisions contained herein, shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, successors, and assigns.

15.Construction.  This Agreement shall not be construed in favor of one party or against the other.

16.Partial Invalidity.  Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

17.Compliance with Terms.  The failure to insist upon compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

18.Enforcement Costs.  Employee agrees that in the event Employee breaches any provision of this Agreement, Employee shall pay all costs and attorney's fees incurred in conjunction with enforcement of this Agreement.

19.Governing Law and Jurisdiction.  This Agreement shall be interpreted under the law of the State of California, both as to interpretation and performance.

20.Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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Exhibit 99.1

21.Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

22.No Admissions.  It is understood and agreed by the parties that this Agreement represents a compromise and settlement for various matters and that the promises and payments and consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or any other person.

23.Voluntary and Knowing.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

EMPLOYER:
Dated: July 10, 2017	Smith Micro Software, Inc.

	By:	/s/ William W. Smith, Jr.
	Name:	William W. Smith, Jr.
	Title:	President and CEO

EMPLOYEE:

Dated: June 30, 2017		/s/ Steven M. Yasbek
Steven Yasbek

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